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                                                                 EXHIBIT 23(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 28, 1997 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1996, as amended by Form 10-K/A dated June 16, 1997 and to all references to our Firm included in or made a part of this Registration Statement.



                                              ARTHUR ANDERSEN LLP



Roseland, N.J.
September 24, 1997